As filed with the Securities and Exchange Commission on October 1, 2010

Registration No. 333-166550

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RHINO RESOURCE PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	27-2377517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

(859) 389-6500

(Address of principal executive offices, including zip code)

RHINO LONG-TERM INCENTIVE PLAN

(Full title of the plan)

David G. Zatezalo

Joseph R. Miller

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

(859) 389-6500

(Name, address and telephone number of agent for service)

copy to:

Mike Rosenwasser

Brenda K. Lenahan

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Tel: (212) 237-0000

Fax: (212) 237-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Units, representing limited partner interests	2,479,400 units	$21.70	(2)	$53,802,980	(2)	$3,836.15

(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the Rhino Long-Term Incentive Plan.  In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(2)    Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The price for the 2,479,400 Common Units being registered hereby is based on a price of $21.70, which is the average of the high and low trading prices per Common Unit of Rhino Resource Partners LP as reported by the New York Stock Exchange on September 30, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Rhino GP LLC (the “Company”) will send or give to all participants in the Rhino Long-Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Rhino Resource Partners LP (the “Registrant”) has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)           The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-166550) relating to the Registrant’s Registration Statement on Form S-1, filed with the Commission on September 30, 2010.

(b)           The Registrant’s Current Report on Form 8-K (File No. 001-34892), filed with the Commission on October 1, 2010.

(c)           The description of the Registrant’s common units, representing limited partner interests, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34892) filed with the Commission on September 29, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 7.7 of the Registrant’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless (1) the Company, as its general partner, or any other general partner of the Registrant (the “General Partner”) (2) any departing general partner of the Registrant (a “Departing GP”), (3) any person who is or was an affiliate of the General Partner or a Departing GP, (4) any person who is or was a director, officer, partner, member, manager, fiduciary, agent or trustee of the Registrant, any of its subsidiaries, the General Partner or a Departing GP, or any affiliate of any of the foregoing, (5) any person who is or was serving at the request of the General Partner or a Departing GP or any affiliate of the General Partner or a Departing GP as an officer, director, member, manager, partner, fiduciary, agent or trustee of another person (provided, that such a person shall not be an indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), (6) any person who controls the General Partner or a Departing GP and (7) any person the General Partner designates as an indemnitee for purposes of the Partnership Agreement to the fullest extent permitted by law (subject to the limitations expressed in the Partnership Agreement) from and against all claims, liabilities, costs, and expenses (including legal expenses) incurred by the General Partner, a Departing GP, or any other person described above.  The indemnitee must not have acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that his or her conduct was unlawful.  Thus, the General Partner, a Departing GP or the other persons indicated above could be indemnified for negligent acts to the fullest extent permitted by law if the requirements specified in the preceding sentence are satisfied.

Any indemnification described above will only be made out of the assets of the Registrant.  Unless the General Partner otherwise agrees, in its sole discretion, the General Partner will not be personally liable for or have any obligation to contribute or loan monies or properties to the Registrant to enable the Registrant to effectuate the indemnification.

In addition, Section 8(c) of the Underwriting Agreement (as defined in the Partnership Agreement) provides for the indemnification in certain circumstances of the Registrant, the Company and Rhino Energy LLC, a wholly owned subsidiary of the Registrant (the “Operating Company”), the Company’s officers and directors, and any person who controls the Registrant, the Company, or the Operating Company with respect to certain information furnished in writing by or on behalf of the Underwriters (as defined in the Partnership Agreement).

Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.  As of the date of the consummation of the Registrant’s initial public offering pursuant to the Registrant’s Registration Statement on Form S-1 (File No.333-166550), the Company will maintain directors and officers liability insurance for the benefit of its officers and directors.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Certificate of Limited Partnership of Rhino Resource Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-166550), initially filed on May 5, 2010).

4.2

Form of First Amended and Restated Agreement of Limited Partnership of Rhino Resource Partners LP (incorporated by reference to Appendix A to the Prospectus filed pursuant to Rule 424(b) (File No. 333-166550), filed on September 30, 2010).

4.3	Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-34892), filed on October 1, 2010).

4.4

Form of Grant of Phantom Units (with Distribution Equivalent Rights) under the Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 3 to the Registrant’s Form S-1 (File No. 333-166550), filed on July 23, 2010).

4.5

Form of Grant of Unit Award and Restricted Units (Directors who are not principals of Wexford) under the Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 3 to the Registrant’s Form S-1 (File No. 333-166550), filed on July 23, 2010).

4.6

Form of Grant of Unit Award and Restricted Units (Directors who are principals of Wexford) under the Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 3 to the Registrant’s Form S-1 (File No. 333-166550), filed on July 23, 2010).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Marshall Miller & Associates, Inc.

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*              Filed herewith.

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on October 1, 2010.

RHINO RESOURCE PARTNERS LP

By:	Rhino GP LLC,
its general partner

By:	/s/ DAVID G. ZATEZALO
David G. Zatezalo
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of David G. Zatezalo and Joseph R. Miller, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 1, 2010.

Signature	Title

/s/ DAVID G. ZATEZALO
David G. Zatezalo	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ RICHARD A. BOONE
Richard A. Boone	Senior Vice President and Chief Financial (Principal Financial Officer and Principal Accounting Officer)

/s/ MARK D. ZAND
Mark D. Zand	Chairman of the Board

/s/ JAY L. MAYMUDES
Jay L. Maymudes	Director

/s/ ARTHUR H. AMRON
Arthur H. Amron	Director

/s/ KENNETH A. RUBIN
Kenneth A. Rubin	Director

/s/ JOSEPH M. JACOBS
Joseph M. Jacobs	Director

/s/ MARK L. PLAUMANN
Mark L. Plaumann	Director

/s/ DOUGLAS LAMBERT
Douglas Lambert	Director

/s/ JAMES F. TOMPKINS
James F. Tompkins	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Limited Partnership of Rhino Resource Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-166550), initially filed on May 5, 2010).

4.2

Form of First Amended and Restated Agreement of Limited Partnership of Rhino Resource Partners LP (incorporated by reference to Appendix A to the Prospectus filed pursuant to Rule 424(b)(4) (File No. 333-166550), filed on September 30, 2010).

4.3	Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-34892), filed on October 1, 2010).

4.4

Form of Grant of Phantom Units (with Distribution Equivalent Rights) under the Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.12 to Amendment No. 3 to the Registrant’s Form S-1 (File No. 333-166550), filed on July 23, 2010).

4.5

Form of Grant of Unit Award and Restricted Units (Directors who are not principals of Wexford) under the Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 3 to the Registrant’s Form S-1 (File No. 333-166550), filed on July 23, 2010).

4.6

Form of Grant of Unit Award and Restricted Units (Directors who are principals of Wexford) under the Rhino Long-Term Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 3 to the Registrant’s Form S-1 (File No. 333-166550), filed on July 23, 2010).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Marshall Miller & Associates, Inc.

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*              Filed herewith.